Exhibit 21
Subsidiaries

Cricket Communications, Inc.	Delaware
(dba Cricket Wireless, Inc. in Pennsylvania)
(dba Cricket Wireless, Inc. in Florida)
Cricket Holdings Dayton, Inc.	Delaware
Cricket Licensee (Albany), Inc.	Delaware
Cricket Licensee (Columbus), Inc.	Delaware
Cricket Licensee (Denver) Inc.	Delaware
Cricket Licensee (Lakeland) Inc.	Delaware
Cricket Licensee (Macon), Inc.	Delaware
Cricket Licensee (North Carolina) Inc.	Delaware
Cricket Licensee (Pittsburgh) Inc.	Delaware
Cricket Licensee (Reauction), Inc.	Delaware
Cricket Licensee I, Inc.	Delaware
Cricket Licensee II, Inc.	Delaware
Cricket Licensee III, Inc.	Delaware
Cricket Licensee IV, Inc.	Delaware
Cricket Licensee V, Inc.	Delaware
Cricket Licensee VI, Inc.	Delaware
Cricket Licensee VII, Inc.	Delaware
Cricket Licensee VIII, Inc.	Delaware
Cricket Licensee IX, Inc.	Delaware
Cricket Licensee X, Inc.	Delaware
Cricket Licensee XII, Inc.	Delaware
Cricket Licensee XIII, Inc.	Delaware
Cricket Licensee XIV, Inc.	Delaware
Cricket Licensee XV, Inc.	Delaware
Cricket Licensee XVI, Inc.	Delaware
Cricket Licensee XVII, Inc.	Delaware
Cricket Licensee XVIII, Inc.	Delaware
Cricket Licensee XIX, Inc.	Delaware
Cricket Licensee XX, Inc.	Delaware
Chasetel Real Estate Holding Company, Inc.	Tennessee
Cricket Alabama Property Company	Delaware
Cricket Arizona Property Company	Delaware
Cricket Arkansas Property Company	Delaware
Cricket California Property Company	Delaware
Backwire.com, Inc.	Delaware
Chasetel Licensee Corp.	Delaware
Telephone Entertainment Network, Inc.	Delaware
Leap PCS Mexico, Inc.	California